UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 6, 2026

SHUTTLE PHARMACEUTICALS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41488	82-5089826
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Professional Drive, Suite 260

Gaithersburg, MD 20879

(Address of principal executive offices) (Zip Code)

(240) 430-4212

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	SHPH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Yuying Liang

On January 6, 2025, the Board of Directors (the “Board”) of Shuttle Pharmaceuticals Holdings, Inc. (the “Company”) appointed Ms. Yuying Liang, CPA as Chief Financial Officer of the Company. In connection with this appointment, Mr. Chris Cooper will no longer serve as the Company’s Chief Financial Officer (Principal Financial Officer). Mr. Cooper will continue to serve the Company in his position as Interim Chief Executive Office.

The terms Ms. Liang’s employment with the Company are set forth in that certain engagement letter between the Company and Yuying Liang Professional Corp. (“YLPC”), a Canadian corporation wholly owned and controlled by Ms. Liang (the “Engagement Letter”). Pursuant to the Engagement Letter, YLPC was engaged to perform ongoing bookkeeping, accounting, and financial reporting services and set forth Ms. Liang’s willingness, at the election of the Board, to serve as Chief Financial Officer of the Company. Pursuant to the Engagement Letter, YLPC will receive a monthly fee of $15,000 USD plus applicable taxes. The Engagement Letter also includes customary terms, such as limitations of liability and provisions for disbursements.

Ms. Liang, age 35, is a certified public accountant with significant experience in corporate accounting, financial reporting, and chief financial officer services. Ms. Liang has worked extensively with public and private companies across multiple sectors, providing financial leadership and strategic guidance. Most recently, Ms. Liang was appointed Chief Financial Officer of iSpecimen Inc. on December 13, 2024.

In addition to her recent appointment as Chief Financial Officer of iSpecimen Inc., Ms. Liang currently serves as Chief Financial Officer of BlockchainK2 Corp., Goldhills Holding Ltd, Intact Gold Corp., Kincora Copper Limited, Transatlantic Mining Corp., and Ultra Brands Ltd. She also serves as both Chief Financial Officer and Director of Modern Plant Based Foods Inc. and Montego Resources Inc. In these roles, Ms. Liang has overseen consolidated financial reporting, ensured compliance with IFRS and US GAAP, and provided strategic guidance to executive teams and boards of directors.

There are no family relationships between Ms. Liang and any executive officer or director of the Company, there are no understandings or arrangements between Ms. Liang and any other person pursuant to which Ms. Liang was appointed as Chief Financial Officer and Ms. Liang has no transactions reportable under Item 404(a) of Regulation S-K.

The foregoing description of the Engagement Letter does not purport to be complete and is qualified in its entirety by reference to the full text of the Engagement Letter, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Departure of Sachin Pathigoda

On January 8, 2026, Mr. Sachin Pathigoda formally resigned from his position as a director of the Board of Shuttle Pharmaceuticals Holdings, Inc., effective immediately. Mr. Pathigoda’s resignation was not due to the result of any disagreement with the Company on any matter relating to its operations, policies, or practices. The Board has commenced a process to identify and evaluate potential candidates to fill the vacancy on the Board created by Mr. Pathigoda’s resignation. The Company intends to appoint a successor director as soon as is practicable, in accordance with the Company’s bylaws and applicable law.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Engagement Letter between Shuttle Pharmaceuticals Holdings, Inc. and Yuying Liang Professional Corp.

104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHUTTLE PHARMACEUTICALS HOLDINGS, INC.
Dated: January 8, 2026
	By:	/s/ Christopher Cooper
	Name:	Christopher Cooper
	Title:	Interim Chief Executive Officer